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                                                                   EXHIBIT 10.22


                            BEVERLY ENTERPRISES, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                             AS AMENDED AND RESTATED
                             EFFECTIVE JULY 1, 2000

                                    * * * * *

         SECTION 1. PURPOSE. The purpose of the Plan is for the Company to provide certain select executives of the Company with an opportunity to defer receipt of compensation for services rendered to the Company. It is intended that the Plan shall aid the Company in retaining and attracting employees whose abilities, experience and judgment can contribute to the continued progress of the Company. The Plan is intended to be a so-called "top hat plan" under ERISA, i.e., an unfunded plan of deferred compensation for the benefit of a select group of highly compensated or management employees. The Plan is also a nonqualified deferred compensation arrangement under Internal Revenue Code
Section 3121(v).

         The Plan was originally effective on January 1, 1997. This Amendment and Restatement is being effected to make various technical changes to the Plan. The effective date of this Amendment and Restatement is January 1, 2000.

         SECTION 2. DEFINITIONS.

         (a) "Account(s)" means the Deferral Account, the Supplemental Contributions Account and/or the Matching Contributions Account, as the context requires.



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         (b) "Bonus" means any special and/or discretionary cash compensation amounts in excess of Salary, determined by the Company to be payable to a Participant with respect to services rendered.

         (c) A "Change of Control" shall be deemed to have taken place if: (i) any person, corporation, or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan then maintained by the Company, becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) as the result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets, or (iii) at any time
(a) the Company shall consolidate or merge with any other Person and the Company shall not be the continuing or surviving corporation, (b) any Person shall consolidate or merge with the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Company stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (d) the Company shall sell or otherwise transfer fifty percent (50%) or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons.


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         Notwithstanding anything to the contrary contained herein, a Change in
Control shall not include any transfer to a consolidated subsidiary, reorganization, spin-off, split-up, distribution, or other similar or related transaction(s) or any combination of the foregoing in which the core business and assets of the Company and its subsidiaries (taken as a whole) are transferred to another entity ("Controlled") with respect to which (1) the majority of the Board of Directors of the Company (as constituted immediately prior to such transaction(s)) also serve as directors of Controlled and immediately after such transaction(s) constitute a majority of Controlled's board of directors, and (2) more than 70% of the shareholders of the Company (immediately prior to such transaction(s)) become shareholders or other owners of Controlled and immediately after the transaction(s) control more than 70% of the ownership and voting rights of Controlled.

         (d) "Committee" means the Compensation Committee of the Company's Board of Directors.

         (e) "Company" means Beverly Enterprises, Inc., which shall mean "Old Beverly" prior to the date of the Transaction, and shall mean New Beverly Holdings, Inc. ("NBHI") (which has changed its name to Beverly Enterprises, Inc.) subsequent to said date.

         (f) "Continuous Service" means a Participant's uninterrupted services with the Company or any affiliate. Service shall not be deemed interrupted by a leave of absence authorized by the Committee, an absence due to mandatory military service or an absence due to disability while the Participant is receiving benefits under any short-term or long-term disability plan or arrangement maintained or sponsored by the Company.

         (g) "Deferred Compensation" means the sum of Salary and Bonus that are the subject of an elective deferral under Section 5.

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         (h) "Deferred Compensation Plan" means the Beverly Enterprises, Inc.
Deferred Compensation Plan that was amended and restated effective July 17, 1991.

         (i) "Deferral Account" means the bookkeeping account established for a Participant under the Plan and to which Deferred Compensation amounts with respect to such Participant are credited from time to time, as adjusted from time to time as provided in the Plan.

         (j) "Deferred Compensation Election Form" means the form pursuant to which Eligible Executives elect to become Participants in the Plan and defer compensation thereunder, in such form as the Committee determines from time to time in its sole discretion.

         (k) "Disability" means total and permanent mental or physical disability as determined by the Committee in its sole discretion in accordance with standards and procedures similar to those under the Company's broad-based regular long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of a Participant, as determined by the Committee in its sole discretion, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of three (3) consecutive months.

         (l) "Eligible Executive" means any employee of the Company who is selected for participation by the Committee.

         (m) "Matching Contributions Account" means the bookkeeping account established for a Participant under the Plan and to which the Company's matching contributions under Section 5(b) of the Plan are credited from time to time, as adjusted from time to time under the Plan.


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         (n) "Participant" means an employee of the Company who has at any time made elective Salary and/or Bonus deferrals to the Plan and for whom an Account has been created under the Plan.

         (o) "Person" shall have the meaning ascribed to such term in section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

         (p) "Plan" means the Beverly Enterprises, Inc. Executive Deferred Compensation Plan, as set forth herein and as amended from time to time.

         (q) "Plan Year"' means the calendar year.

         (r) "Retirement" means attainment of sixty (60) years of age and termination of employment.

         (s) "Rollover Account" means the bookkeeping account established for a Participant under the Plan and to which the Deferred Compensation Plan balance is credited under Section 12.

         (t) "Salary" means the regular base compensation paid by the Company to an employee (without regard to any reduction thereof pursuant to the Plan or any other elective salary deferral arrangement under any other plan (e.g., Pre-Tax Premium Plan, Dependent Care Assistance Plan, Health Care Spending Account) maintained by the Company), exclusive of Bonus payments and any other incentive payments made by the Company to such employee.

         (u) "Supplemental Contributions Account" means the bookkeeping account established for the Participant under the Plan and to which the Company's supplemental contributions under Section 5(c) of the Plan are credited from time to time, as adjusted from time to time under the Plan.


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         (v) "Unforeseeable Emergency" means a severe financial hardship to the
Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an "Unforeseeable Emergency" would depend on the facts of each case, but, in any case, payment may not be made in the event that such hardship is or may be relieved:

                           (1) through reimbursement or compensation by
                  insurance or otherwise,

                           (2) by liquidation of the Participant's assets, to
                  the extent that liquidation of such assets would not itself cause severe financial hardship, or

                           (3) by cessation of Deferred Compensation under the
                  Plan (or cessation of elective deferrals under any other Company Retirement or Savings Plan). The need to send a Participant's child to college or the desire to purchase a home shall not be an Unforeseeable Emergency.

         (w) "Transaction" means, collectively, those transactions which are described in the Agreement and Plan of Distribution by and between Beverly Enterprises, Inc. ("Old Beverly"), New Beverly Holdings, Inc. ("NBHI") and Capstone Pharmacy Services, Inc. ("Capstone"), dated as of April 15, 1997, and the Agreement and Plan of Merger by and between Old Beverly and Capstone dated as of April 15, 1997.


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         (x) "Capstone Stock" means the common stock, par value $0.01 per share, of Capstone Pharmacy Services, Inc., a Delaware corporation, (which has changed its name to PharMerica, Inc.).


         SECTION 3. ELIGIBILITY. Individuals eligible to participate in the Plan shall consist of the Eligible Executives of the Company, as determined from time to time by the Committee. The Committee may terminate an individual's designation as an Eligible Executive at any time which shall result in the immediate termination of such individual's participation in the Plan and the cancellation of such individual's Deferred Compensation Election Form with respect to any Compensation which is unearned at such time. The Committee may establish one or more criteria upon which eligibility to participate in the Plan is based, and in such case, an Eligible Executive's failure to continue to meet such criteria shall be deemed a termination of eligibility, whether or not specifically so determined or considered by the Committee. Furthermore, unless otherwise provided by the Committee, an individual's fulfillment of such criteria shall not render such individual eligible to participate in the Plan absent a specific designation of such individual as an Eligible Executive by the Committee.

         SECTION 4. ADMINISTRATION.

         (a) The Plan shall be administered by the Committee. The Committee has complete fiduciary discretion and authority to construe and interpret the Plan; promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan; decide all questions of eligibility and benefits (including underlying factual determinations); and adjudicate all claims and appeals. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe; provided, however, that the


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Committee shall not delegate its authority with regard to the determination of
Eligible Employees. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.

         (b) The Company will indemnify and hold harmless the Committee and each member thereof against any cost or expense (including without limitation attorney's fees) or liability (including without limitation any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act, except in the case of willful misconduct or gross negligence.


         SECTION 5. PARTICIPATION; ELECTIVE DEFERRALS: MATCHING CONTRIBUTIONS.

         (a) To elect to participate in the Plan for a particular Plan Year, an Eligible Executive must execute a Deferred Compensation Election Form and file such form with the Committee (or its designee) before the Commencement of such Plan Year. To participate in the Plan during the year in which the Plan is first implemented, the Eligible Executive must make an election to defer Salary compensation for services to be performed subsequent to the election and/or to defer Bonus compensation, in each case, within 30 days after the effective date of the Plan. To participate in the Plan during the first year in which an individual becomes eligible to participate in the Plan, the new Eligible Executive must make an election to defer Salary compensation for services to be performed subsequent to the election and/or to defer Bonus compensation, in each


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case, within 30 days after the date the new Eligible Executive becomes eligible.
Such election shall:

                           (i) contain a statement that the Eligible Executive
                  elects to defer a portion of the Eligible Executive's Salary (up to 25% thereof, in increments of 1% or in fixed dollar amounts per pay period) and/or Bonus (up to 100% thereof, in increments of 1% or a fixed dollar amount) for a specified Plan Year that becomes payable to the Eligible Executive after the filing of such election;

                           (ii) apply only to the Salary otherwise payable to
                  the Eligible Executive during the Plan Year for which such election is made and to any Bonus payment that is attributable to the Eligible Executive's services rendered to the Company during the Plan Year for which such election is made (whether or not actually payable in such Plan Year); and

                           (iii) be irrevocable with respect to the Plan Year to
                  which it applies (unless canceled due to loss of Eligible Executive status during the Plan Year pursuant to Section 3). Upon receipt of an Eligible Executive's deferral election, the Company shall establish as an accounting entry an individual Deferral Account for such Eligible Executive and such Eligible Executive shall become a Participant under the Plan. Thereafter, the Company shall credit the Executive's Deferral Account with all Deferred Compensation which would otherwise have been payable to the Eligible Executive in the absence of an election under the Plan. The Deferral Account shall be credited monthly in an amount equal to the sum of the Deferred Compensation that would otherwise have been paid by the Company in accordance with the Company's normal payroll practices for the immediately preceding month as soon as is administratively feasible. The Company shall


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                  maintain such Account for each individual who has made any contribution to the Plan until such Account is paid to the Participant pursuant to Section 6 or 9, or forfeited pursuant to Section 11.


                  (b) the Company shall, if on the first day of any such month the Eligible Executive is employed by the Company, credit matching contributions to the Eligible Executive's Matching Contributions Account in an amount equal to 25% of the first 6% of Salary and Bonus actually deferred under the Plan by the Eligible Executive in respect to the preceding month as soon as is administratively feasible. Notwithstanding the foregoing, no further Company matching contributions will be made to the Plan with respect to any Salary and/or Bonus deferred to the Plan on or after July 1, 2000.

                  (c) From time to time, the Company may, in its sole discretion, credit supplemental contributions to the Eligible Executive's Supplemental and Matching Contributions Account in such amounts as the Company shall determine in its sole discretion.


                  (d) Those Eligible Executives who constitute Retained Employees, as that term is defined in the documents describing the Transaction, shall be entitled to receive a matching contribution with respect to their deferrals which were made during the month containing the date of the Transaction, regardless of whether such employees remain employed by the Company as of the first day of the month following the date of the Transaction.

                  SECTION 6. PAYMENT OF DEFERRED COMPENSATION. The vested accrued balances in a Participant's Accounts shall be paid to a Participant, or, in the case of any Participant's death prior to payment, the Participant's designated beneficiary(ies), in stock in one lump sum commencing as soon as it is administratively feasible after the month in which the termination of the Participant's employment occurs. However, if employment ends due to the Participant's


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         Retirement, then payment will be made or commence within the first fifteen (15) days of the following calendar year, in the form of either a single lump sum of company stock or in annual installments of company stock or with the Committee's consent in cash, up to fifteen (15) years, pursuant to the participant's advance written election received at least twenty four (24) months prior to said Retirement. Such election of distribution method shall be made at the time of deferral and may be changed at any time prior to the Participant's Retirement as long as it is made at least twenty four (24) months prior to the Participant's Retirement. Notwithstanding the foregoing, that portion of a Participant's Account balance which is deemed invested in Capstone Stock will be payable pursuant to the terms of this Section 6 in either cash or Capstone Stock, within the complete discretion of the Committee.

                  SECTION 7. INVESTMENT OF ACCOUNT BALANCES. During and for each Plan Year, the accrued balances in each Deferral Account, Supplemental Contributions Account and Matching Contributions Account will be deemed to be invested, as soon as is administratively feasible during the month following the month in which elective deferrals, supplemental contributions and matching contributions are credited to their respective Accounts under the Plan, in the Company's Common stock, including dividends. At the end of each Plan Year, the Accounts shall be adjusted and increased or decreased by the results of such deemed investment for such Plan Year pursuant to Section 8.

                  If a Participant elects to defer the distribution of his or her Account balance under the Plan pursuant the installment distribution election, the undistributed vested portion of the Participant's Account will continue to be credited with investment gains or losses as described under this Section 7 unless the Participant elects to have the undistributed vested Account balances deemed invested at a fixed rate of interest as determined by the Committee. Such an


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         investment election must be made in the same manner, and subject to the same restrictions, as the Participants Distribution Election described in Section 6.


                  Notwithstanding the foregoing, as of the date of the Transaction, the balances of each Participant's Deferral Account, Rollover Account, Supplemental Contributions Account and Matching Account shall be deemed invested in shares of New Beverly Holdings, Inc. ("NBHI") and Capstone Pharmacy Services, Inc. ("Capstone") common stock in the ratio of .44 shares of Capstone common stock and one (1) share of NBHI common stock for each share of Old Beverly Common Stock in which said Accounts were previously deemed invested under this
         Section 7. Such adjusted Account balances shall be further adjusted based upon the fluctuations in value of NBHI and Capstone Stock until distributed to the Participant pursuant to the terms of the Plan.


                  Subsequent to the date of the Transaction, all further additions to a Participant's Deferral Account, Supplemental Contributions Account, Rollover Account, and Matching Account shall be deemed invested solely in shares of NBHI common stock, in accordance with the terms of this Section 7. Therefore, at the end of each Plan Year, each Participant's total account value shall be the sum of (i) the value of each of his accounts as of the date of the Transaction, as adjusted for the performance of NBHI and Capstone common stock, plus
         (ii) the value of all contributions made subsequent to the date of the Transaction, as adjusted for the change in the value of NBHI common stock.

                  SECTION 8. VALUATION. At the end of each Plan Year, the vested and unvested balances in the Deferral Account, Supplemental Contributions Account and the Matching Contributions Account of each Participant shall be determined by the Company, taking into account any increase or decrease therein for such Plan Year under Section 7, including


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         dividends. The balance determined, as of the end of each Plan Year, shall be communicated in writing to each Participant as soon as practicable after the end of the Plan Year. In the case of any distribution under Section 6 above, the vested and unvested balances in the Deferral Account, Supplemental Contributions Account and the Matching Contributions Account of any affected Participant shall be determined by the Company immediately prior to the date of any such distribution or otherwise as close to such date as administratively practicable.

                  SECTION 9. DISTRIBUTION IN CASES OF HARDSHIP. The Committee may make distributions to a Participant from the vested balances in such Participant's Deferral Account, Supplemental Contributions Account or Matching Contributions Account upon a showing by such Participant that an Unforeseeable Emergency has occurred. Such distributions shall be limited to the amount shown to be necessary to meet the Unforeseeable Emergency.

                  SECTION 10. VESTING. Notwithstanding anything contained herein to the contrary, a Participant's accrued balance in such Participant's Deferral Account (and the amounts payable with respect thereto) shall be fully vested at all times. A Participant's accrued balance in such Participant's Matching Contributions Account (and the amounts payable with respect thereto) and in such Participant's Supplemental Contributions Account (and the amounts payable with respect thereto) shall, in each case, become 100% vested after a Participant completes five years of continuous service with the Company. Notwithstanding the immediately preceding sentence, if (a) the Participant dies, (b) the Participant's employment with the Company is terminated due to Disability or (c) a Change of Control occurs, such Participant's accrued balance in the Matching Contributions Account and Supplemental Contributions Account shall be fully vested as of the date of death, the date of such termination or the date of any such Change of Control, as the case may be.


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                  SECTION 11. FORFEITURE. If a Participant's employment with the
         Company is terminated for any reason (other than death) prior to such Participant's vesting under Section 10, such unvested Participant's accrued balance in such Participant's Matching Contributions Accounts (and the amounts payable with respect thereto) and in such Participant's Supplemental Contributions Account (and the amounts payable with respect thereto) shall, in each case, be forfeited by such Participant. Any amounts so forfeited under the Plan shall be used to offset other Plan liabilities or to pay administrative expenses under the Plan.

                  SECTION 12. ROLL OVER OF DEFERRED COMPENSATION PLAN BALANCES. Those Participants in this Plan who also have balances in the Deferred Compensation Plan can elect to have the value of their Deferred Compensation Plan credited to this Plan at any time. The amount credited will not be eligible for the Matching Contributions under section 5 (b). The balance of the Participant's Deferred Compensation Plan will be credited to the Participants Rollover Account as soon as is administratively feasible during the month following the month in which the election to roll over the balance is made, at the same time as other contributions are credited pursuant to Section 7.

                  SECTION 13. AMENDMENT. The Plan may be amended, modified or terminated at any time, for any reason, without notice, by the Committee except that no such amendment, modification or termination shall have a material adverse effect on the vested accrued balance of any Participant's Deferral Account, Supplemental Contributions Account and/or Matching Contributions Account as of the effective date of any such amendment, modification or termination, without the consent of the Participant, or, if the Participant is dead, his or her beneficiary(ies).


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                  SECTION 14. PARTICIPANT'S RIGHT UNSECURED; NO DUTY TO INVEST.
         The right of a Participant to receive any distribution hereunder shall be an unsecured claim against the general assets of the Company. No Company assets shall in any way be subject to any prior claim by any Participant. The Company shall have no duty whatsoever to set aside or invest any amounts credited to any Deferral Account, Supplemental Contributions Account or Matching Contributions Account established under the Plan. Nothing in the Plan shall confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any employee at any time for any reason. A Participant shall have no right, title, or interest whatsoever in or to any specific assets of the Company, nor any investments, if any, which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or any other person. The Company will maintain a "rabbi" trust agreement to provide for a source of funds out of which all or any portion of the benefits under the Plan may be satisfied.

                  SECTION 15. RESTRICTIONS ON ALIENATION. No amount deferred or credited to any Account under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or charge the same shall be void; nor shall any amount in any manner be subject to any claims for the debts, contracts, liabilities, engagements or torts of the Participant (or the Participant's beneficiary or personal representative) entitled to such benefit. No Participant shall be entitled to borrow at any time any portion of the Participant's Account balances under the Plan.


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                  Notwithstanding the foregoing, a Participant's interest in the
         Plan may be transferred pursuant to a domestic relations order which is entered by a court of competent jurisdiction incident to a divorce, however, the person claiming any share of a Participant's interest pursuant to such an order shall not be entitled to receive a distribution from the Plan until such time as distributions commence or could have commenced to the affected Participant. Furthermore, such transferred interest shall be subject to the same terms, conditions, and restrictions of the Plan as were applicable to the Participant.

                  SECTION 16. WITHHOLDING. The Participants, their beneficiaries, personal representatives and any transferee pursuant to a domestic relations order ("Recipient") shall bear any and all federal, foreign, state or local income or any other tax imposed on amounts paid under the Plan. Employment taxes on amounts allocated to Participant's Accounts will be withheld when services are rendered or later, when such amounts vest. All distributions from the Plan are subject to applicable withholding taxes. Each Recipient is responsible for satisfying his or her withholding obligations (whether by cash payments to the Company, broker assisted sales under Federal Reserve Regulation T whereby the broker forwards the required withholding to the Company, or otherwise) prior to the Plan making any distributions. In the absence of the Recipient satisfying such withholding obligations, the Company shall deduct and withhold all required taxes from any distribution hereunder and shall reduce and offset a Recipient's distribution accordingly.

                  SECTION 17. PARTICIPANTS BOUND BY TERMS OF THE PLAN. By electing to become a Participant, each Eligible Executive shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan. Such terms and consent shall also apply to and be binding upon the beneficiaries,

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         personal representatives and other successors in interest of each
         Participant. Each Participant shall receive a copy of the Plan. SECTION

                  18. DESIGNATION OF BENEFICIARY(IES). Each Participant under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan becomes payable on, after or as a result of the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

                  SECTION 19. SEVERABILITY OF PROVISIONS. In the event any provision of the Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid. the Plan shall be binding upon and inure to the benefit of (a) the Company and its respective successors and assigns, and (b) each Participant, his or her designees and estate. Nothing in the Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation, or engaging in any other corporate transaction.

                  SECTION 20. GOVERNING LAW AND INTERPRETATION. The Plan shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of

        Beverly Enterprises, Inc. Executive Deferred Compensation Plan
                 AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2000
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


         the State of Delaware. This Plan shall not be interpreted as either an employment or trust agreement.

                  SECTION 21. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee benefit plans or arrangements, if any, provided by the Company or any affiliate of the Company. The existence of the Plan notwithstanding, the Company may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

                  SECTION 22. ARBITRATION. Except as otherwise provided in this Plan, any controversy between the parties arising out of this Plan shall be submitted to the American Arbitration Association under its Commercial Arbitration Rules for binding arbitration. The arbitration shall be held in Fort Smith, Arkansas or such other location where the Company may have its corporate headquarters, using a single arbitrator. The costs of the arbitration, including any American Arbitration Association administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Each side shall bear its own attorney's fees. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Plan nor to grant punitive, special, extracontractual, on consequential damages or any other remedy which is either prohibited by the terms of this Plan,


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


         or not available in a court of law. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  SECTION 23. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of January 1, 1997 upon its adoption by the Company.


                  IN WITNESS WHEREOF, the Plan is hereby adopted by the Company on this ____ day of _______________, 199___.


                                                   BEVERLY ENTERPRISES, INC.



                                                   By:
                                                      ------------------------
                                                   Title:
                                                         ---------------------


        Beverly Enterprises, Inc. Executive Deferred Compensation Plan
                 AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2000
                                    Page 19